EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-169450 of Molycorp, Inc. of our report dated March 9, 2011 relating to the consolidated financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 9, 2011